UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 1, 2007
ALPHA PETROLEUM EXPLORATION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	2-31471	23-2090563

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer I.D. No.)
1211 North Westshore Blvd., Suite 511, Tampa, FL 33607
Address of Principal Executive Offices Including Zip Code

ITEM 4.01 Changes in Registrant’s Certifying Accountant.
SIGNATURES

ITEM 4.01 Changes in Registrant’s Certifying Accountant.
     (a) In the second fiscal quarter of 2007, Moore Stephens, P.C. resigned as registrant’s independent accountant. Moore Stephens, P.C.’s resignation was not based upon any disagreement with registrant. Moore Stephens, P.C. did not issue financial statements involving registrant in the past two years which contained an adverse opinion or disclaimer of opinion, or which was qualified or modified as to uncertainty, audit scope, or accounting principles. The board of directors of registrant accepted the resignation of Moore Stephens, P.C.
     During the registrant’s two most recent fiscal years and any subsequent interim period preceding the resignation of Moore Stephens, P.C., there were not any disagreements between the registrant and Moore Stephens, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
     The registrant has provided Moore Stephens, P.C. with a copy of this Amended Form 8-K. The registrant has requested that Moore Stephens, P.C. furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by registrant in this Amended Form 8-K and, if not, stating the respects in which it does not agree. The registrant shall file the letter from Moore Stephens, P.C. with the Commission upon registrant’s receipt of the letter.
     (b) Effective May 4, 2007, Bernstein & Pinchuk LLP was engaged as the principle accountant to audit the registrant’s financial statements.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALPHA PETROLEUM EXPLORATION CORPORATION
	By:	/s/ Roland M. Jermyn
Roland M. Jermyn, Jr., President

Date: 9/24/2007